Calculation of Filing Fee Tables
S-8
Magnolia Bancorp, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $.01 per share	457(a)	116,725	$ 12.30	$ 1,435,717.50	0.0001381	$ 198.27
Total Offering Amounts:						$ 1,435,717.50		$ 198.27
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 198.27
Offering Note
[1]	(1) Magnolia Bancorp, Inc. (the "Registrant") is filing this Registration Statement to register 83,375 shares of common stock, $.01 par value per share ("Common Stock"), for issuance under the Registrant's 2025 Stock Option Plan and 33,350 shares of Common Stock for issuance under the Registrant's 2025 Recognition and Retention Plan and Trust Agreement. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Registrant's Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $12.30 per share, the average of the high and low prices of the Registrant's Common Stock on March 16, 2026 as reported on the OTCQB.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources